COMMON STOCK
OF MOUNTAIN BANCSHARES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John L. Lewis or Ronald E. Anderson, and each of them individually, as proxy of the undersigned to vote the Common Stock of the undersigned at the Special Meeting of shareholders of MOUNTAIN BANCSHARES, INC. (the “Company”) to be held on                      , 2006, and any adjournment thereof (Management recommends a vote “For” the merger agreement and “Authority Granted” as to other matters).

	For	Against	Abstain
1. Approval of the Agreement and Plan of Reorganization, dated as of December 19, 2005, by and between Mountain Bancshares, Inc. and the Company.	☐	☐	☐
	Authority Granted	Authority Withheld
2. Authority to vote, in the proxies’ discretion, upon such other business as may properly come before the meeting or any postponement or adjournment thereof	☐	☐

(Continued on reverse side)

The shares covered by this proxy will be voted in accordance with the selection indicated. IF NO SELECTION IS MADE, THEY WILL BE VOTED IN FAVOR OF THE ABOVE ITEMS.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders dated February     , 2006, and the Proxy Statement furnished with the Notice.

, 2006
Dated and signed

Signature		Signature

(Signature(s) should be exactly as your name appears on the stock certificate. Executors, administrators, trustees, guardians, and attorneys should so indicate when signing. For joint accounts, each owner should sign. Corporations should sign their full corporate name by a duly authorized officer. If shares are held in the name of two or more persons, all should sign.)

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD

This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy in the accompanying prepaid envelope.